UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Iowa Finance Authority (the “Issuer”) previously issued its currently outstanding Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 (Green Bonds) (the “Bonds”) in the aggregate principal amount of $68,155,000. The Bonds were initially issued on April 15, 2021 in a public offering for the benefit of Gevo NW Iowa RNG, LLC (the “Company”), a subsidiary of Gevo, Inc. (“Gevo”), for an initial term rate period ended March 31, 2024. On April 1, 2024 (the “Conversion Date”), the Bonds became subject to mandatory tender for purchase and have been remarketed to bear interest in a new term rate period.

The Bonds were initially issued under a Trust Indenture, dated as of April 1, 2021 (the “Original Indenture”) between the Issuer and Citibank, N.A., as trustee (the “Trustee”). In connection with the conversion and remarketing of the Bonds on the Conversion Date, the Original Indenture was amended by a First Supplemental Indenture dated as of April 1, 2024 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”) between the Issuer and the Trustee. On the date of initial issuance of the Bonds, the proceeds thereof were loaned to the Company pursuant to a Bond Financing Agreement dated as of April 1, 2021 (the “Original Bond Financing Agreement”) between the Issuer and the Company to finance a portion of the costs of certain projects, as further described below. In connection with the conversion and remarketing of the Bonds on the Conversion Date, the Original Bond Financing Agreement was amended by a First Supplemental Bond Financing Agreement dated as of April 1, 2024 (the “First Supplemental Bond Financing Agreement,” and together with the Original Bond Financing Agreement, the “Bond Financing Agreement”) between the Issuer and the Company. The principal of and the interest on the Bonds is payable solely from (i) payments to be made by the Company to the Trustee pursuant to the Bond Financing Agreement, between the Company and the Issuer, (ii) all moneys received by the Issuer or the Trustee in respect of payment of the loan of the proceeds of the Bonds from the Issuer to the Company pursuant to the Bond Financing Agreement, (iii) all moneys and investments in the “Bond Fund” established and maintained by the Trustee pursuant to the Indenture, including without limitation moneys received by the Trustee pursuant to the Letter of Credit (as defined below) and (iv) all income and profit from the investment of the foregoing moneys, excluding any payments received by the Issuer pursuant to rights of the Issuer to receive certain additional payments and reimbursements of expenses as set forth in the Bond Financing Agreement. Pursuant to the Bond Financing Agreement, the proceeds of the Bonds were loaned to the Company to finance in part the biogas facility developed, designed and constructed by the Company, which is comprised of (A) three anaerobic digester systems and related equipment situated on dairy farms located in Northwest Iowa that produce partially conditioned biogas from cow manure and other solid waste, (B) gathering pipelines that transport biogas to a centrally located gas upgrade system, (C) a centrally located gas upgrade system located in Doon, Iowa that upgrades biogas to pipeline quality natural gas and interconnect to Northern Natural Gas’ interstate pipeline and (D) other related improvements.

It is expected that payments of the principal of and interest on the Bonds, and the purchase price of Bonds that are tendered for purchase and not remarketed, will be made by draws on an irrevocable direct pay letter of credit (the “Letter of Credit”) issued by Citibank, N.A. (in such capacity, the “Bank”). The Letter of Credit permits the Trustee to draw thereon in accordance with its terms in amounts sufficient to pay the principal and purchase price of the Bonds and up to 203 days’ interest on the Bonds. The Letter of Credit was issued pursuant to the Letter of Credit Reimbursement Agreement (the “Reimbursement Agreement”) between the Bank and Gevo. Under the Reimbursement Agreement, Gevo is obligated to reimburse the Bank for drawings on the Letter of Credit. Gevo has pledged and assigned cash to the Bank as security for the reimbursement obligations of Gevo pursuant to the Reimbursement Agreement in an amount equal to the principal amount of the Bonds plus 203 days of interest payments on the Bonds.

The First Supplemental Indenture, the Reimbursement Agreement and the First Supplemental Bond Financing Agreement were all executed and delivered on April 1, 2024 in connection with the remarketing and conversion of the Bonds. The foregoing descriptions of the First Supplemental Indenture, First Supplemental Bond Financing Agreement and Reimbursement Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents. Copies of the First Supplemental Bond Financing Agreement and the Reimbursement Agreement are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 1, 2024, the Company issued a press release announcing that the Issuer converted and remarketed the Bonds in a public offering for the benefit of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1034, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Supplemental Bond Financing Agreement, dated as of April 1, 2024, by and between Gevo NW Iowa RNG, LLC and the Iowa Finance Authority.
10.2*	Letter of Credit Reimbursement Agreement, dated as of April 1, 2024, by and between Gevo, Inc. and Citibank, N.A.
99.1	Press Release, dated as of April 1, 2024.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

* Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: April 1, 2024	By:	/s/ E. Cabell Massey
	Name:	E. Cabell Massey
	Title:	Vice President, Legal and Corporate Secretary